UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CAPITAL GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3180530 (I.R.S. Employer Identification Number)

76 Beaver Street, 14th Floor
New York, New York, 10005
 (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value	NYSE AMEX

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Registration Statement on Form 8-A is being filed to register the common stock, par value $0.0001 per share (the “Common Stock”), of Capital Gold Corporation (the “Company”) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in connection with the listing of the Common Stock on the NYSE AMEX LLC (the “NYSE AMEX”). The Common Stock had been registered under Section 12(g) of the Exchange Act.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock is set forth under the caption “Description of Securities” in Form SB-2, SEC File No. 333-138858, as originally filed with the Securities and Exchange Committee on November 21, 2006, as amended on November 13, 2007, November 26, 2007 and November 28, 2007, and is hereby incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description

3.1
Certificate of Incorporation of the Company dated September 22, 2005 (Incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form SB-2 (File No. 333-129939) filed on November 23, 2005), as amended by the Certificate of Amendment dated February 26, 2007 (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-QSB for the quarterly period ended January 31, 2007 and filed on March 19, 2007), as further amended by the Certificate of Amendment dated January 24, 2008 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 30, 2008), as further amended by the Certificate of Amendment dated January 19, 2010 (Incorporated by reference to the Company’s Definitive Proxy on Schedule 14A filed on September 16, 2008).

3.2	Amended and Restated By-Laws of the Company dated September 1, 2009 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 3, 2009).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 1, 2010	CAPITAL GOLD CORPORATION

	By:	/s/ John Brownlie
Name: John Brownlie Title: President and Chief Operating Officer